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                                                 EXHIBIT 24




                                POWER OF ATTORNEY

    The undersigned hereby constitutes and appoints Kendrick B. Melrose, J. Lawrence McIntyre and Stephen P. Wolfe, and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign Amendment No. 1 to its Registration Statement on Form S-8, relating to The Toro Company Investment and Savings Plan (Registration No. 33-59563), to be filed by The Toro Company with the Securities and Exchange Commission with respect to an offering of up to 1,000,000 shares of Common Stock and related Preferred Share Purchase Rights, and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any one of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 18th day of November, 1998.


RONALD O. BAUKOL
-----------------------
Ronald O. Baukol


ROBERT C. BUHRMASTER
-----------------------
Robert C. Buhrmaster


WINSLOW H. BUXTON
-----------------------
Winslow H. Buxton


CHRISTOPHER A. TWOMEY
-----------------------
Christopher A. Twomey